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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Bailey & Roberts Carpetmax of Tennessee, Inc., a Tennessee corporation CarpetMAX, L.P., a Georgia limited partnership
CarpetMAX Alabama Contract, Inc., an Alabama corporation
CarpetMAX of Alabama, Inc., a Georgia corporation
CarpetMAX of Charlotte, Inc., a Georgia corporation
CarpetMAX of Florida, Inc., a Delaware corporation
CarpetMAX of Indiana, Inc., an Indiana corporation
CarpetMAX of Iowa, Inc., a Georgia corporation
CarpetMAX of Jacksonville, Inc., a Georgia corporation
CarpetMAX of Kentucky, Inc., a Delaware corporation
CarpetMAX of New Mexico, Inc., a Georgia corporation
CarpetMAX of North Carolina, Inc., a Georgia corporation
CarpetMAX of Palm Beach, Inc., a Georgia corporation
CarpetMAX of Utah, Inc., a Utah corporation
Cloud Carpets, Inc., a Georgia corporation
Creditmax Corporation, a Georgia corporation
DuBose Carpets & Floors, Inc., a Delaware corporation
GCO Carpet Outlet, Inc., an Alabama corporation
GCO, Inc., a Nevada corporation
Image Industries, Inc., a Delaware corporation
Investor Management, Inc., an Alabama corporation
Maxim Equipment Leasing Company, Inc., a Georgia corporation
Maxim Retail Group, Inc., a Georgia corporation
RNA Enterprises, Inc., a Delaware corporation
Rugs N Remnants, Inc., a Texas corporation
Tri-R of Orlando, Inc., a Georgia corporation